IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
W. R. GRACE & CO., et al	) )	Case No. 01-01139 (KJC) Jointly Administered
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Debtors.	)
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EXHIBIT 28 TO EXHIBIT BOOK
DEFERRED PAYMENT AGREEMENT (CLASS 7B ZAI)
EXHIBIT 28
Attached.

DEFERRED PAYMENT AGREEMENT
(CLASS 7B ZAI)
THIS DEFERRED PAYMENT AGREEMENT (CLASS 7B ZAI) (this “Deferred Payment Agreement (ZAI)”) is made and entered into as of February 3, 2014 by and between W. R. Grace & Co.-Conn., a Connecticut corporation (together with any successor thereto pursuant to the terms and conditions of Section 16, “Grace”), and the WRG Asbestos PD Trust, on behalf of the Holders of US ZAI PD Claims (in such capacity, the “Trust (ZAI)”), a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan of Reorganization (as hereinafter defined). Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein and defined in the Plan of Reorganization shall be used herein as therein defined.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Rules of Interpretation.
(a)    The following terms are defined as follows:
“Administrative Agent” has the meaning set forth in Section 16(d)(3).
“Aggregate Excess Expense Credit” means, for purposes of calculating any Contingent Deferred Payment (ZAI), the total aggregate amount (if any) by which the sum of Trust’s Expenses (ZAI) for each Contingent Payment Reference Period since the last Contingent Deferred Payment (ZAI) exceeds the corresponding amount set forth below for each such Contingent Payment Reference Period:
(A)    for the Contingent Payment Reference Period between the first Effective Day Anniversary and the second Effective Day Anniversary, $1,500,000; plus
(B)    for the Contingent Payment Reference Period between the second Effective Day Anniversary and the third Effective Day Anniversary, $1,250,000; plus
(C)    for the Contingent Payment Reference Period between the third Effective Day Anniversary and the fourth Effective Day Anniversary, and for each Contingent Payment Reference Period thereafter, $1,000,000; provided, however, that on and after any Contingent Payment Reference Period occurring on or after the fifth Effective Date Anniversary, such $1,000,000 amount shall be annually adjusted to reflect the inflation rate in respect of the relevant Contingent Payment Reference Period (as determined by the U.S. Department of Bureau of Labor Statistics in the Consumer Price Index provided by it in respect of the relevant Contingent Payment Reference Period); and
provided, further, that if Grace is required to make a Contingent Deferred Payment (ZAI) and as to such Contingent Deferred Payment (ZAI) is permitted to apply an Aggregate Excess Expense Credit, then the calculation of Grace's Aggregate Excess Expense Credit from and after the last day of the Contingent Payment Reference Period in respect of such Contingent Deferred Payment (ZAI) has accrued shall be calculated only with respect to the applicable caps and Trust’s Expenses for such succeeding Contingent Payment Reference Periods.
“Authorized Officer” means, with respect to any Entity, the chief executive officer, president, chief financial officer, controller, executive vice president or senior vice president of such Entity.
“Bona Fide Compensation Transaction” means any payment, grant or award, whether in cash, securities, options or other consideration, including without limitation salary or bonus, to or for the benefit of any director, officer or employee of any Transferor or any of its Affiliates made for legitimate, bona fide compensation and/or incentivization purposes; provided that compensation paid, granted or awarded to any one such individual in any Fiscal Year of Transferor whose aggregate value at the time or times of payment, grant or award is in excess of $15,000,000 shall be a Bona Fide Compensation Transaction only (i) if the relevant Transferor is then obligated to file or furnish, or is otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, it is approved by an independent committee of the Board of Directors of the Transferor (or other similar management body of the Transferor) or (ii) if the relevant Transferor is not then obligated to file or furnish, or is not otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, a reputable independent compensation expert or consultant selected by the Transferor with the consent of the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)) (which consent shall not be unreasonably withheld, conditioned or delayed) shall have determined, in its reasonable, good faith judgment, that such payment, grant or award is reasonable and appropriate. For purposes of the proviso in the previous sentence, (A) no payment or other value received in a given year pursuant to the terms of a grant or award in a previous year shall be taken into account for calculating the compensation in such given year; and (B) in the event of multiple payments, grants or awards in a given Fiscal Year, the independent committee approval, or independent compensation expert or consultant determination, as appropriate, shall be made with respect to each payment, grant or award beginning with the payment, grant or award that causes the compensation to be in excess of $15,000,000.
“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks are authorized or required to close in New York, New York or Columbia, Maryland.
“Capital Stock” means, with respect to any Entity, any share of stock, or any depositary receipt or other certificate representing any share of stock, or any similar equity ownership interest, and any warrant, option, or any other security providing for the right to acquire any such share of stock or similar equity ownership interest.
“Claims” has the meaning set forth in Section 17(b).
“Collateral Agent” has the meaning set forth in Section 16(d)(3).
“Common Stock” has the meaning set forth in the Share Issuance Agreement.
“Compliance Certificate” means a certificate in the form of Exhibit C.
“Contingent Deferred Payment Date” means the later of:
(i)    the anniversary date of the Effective Date (the “Effective Date Anniversary”) immediately following the receipt of the relevant Trust’s Certificate, or
(ii)    the sixtieth (60th) day after receipt of the relevant Trust’s Certificate; provided, however, that if an Effective Date Anniversary occurs between the date the Trust’s Certificate is received by Grace and Parent Guarantor and the 60th day thereafter, then such Contingent Deferred Payment (ZAI) shall be due and payable, and the Contingent Deferred Payment Date shall be deemed to occur, on such 60th day.
“Contingent Deferred Payment (ZAI)” means an amount equal to $8,000,000 minus the amount, if any, of the Aggregate Excess Expense Credit as determined in accordance with Section 2(b).
“Contingent Payment Reference Period” has the meaning set forth in Section 2(a)(ii).
“Control” means, as to any Entity, the power to direct the management and policies of such Entity directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Controlled Affiliate” means, as to any Entity (the “Controlling Entity”), any Affiliate that is Controlled by such Controlling Entity.
“Courts” has the meaning set forth in Section 17(b).
“Default Rate” means a floating rate equal to the Prime Rate plus 2.00% per annum.
“Deferred Payments” means, collectively, the Deferred Payments (PI), the Deferred Payments (PD) and the Deferred Payments (ZAI).
“Deferred Payment Agreement (PD)” means the Deferred Payment Agreement (Class 7(a) PD) dated as of even date herewith between Grace and the Trust (PD) (as defined in the Deferred Payment Agreement (PD)).
“Deferred Payment Agreement (PI)” means the Deferred Payment Agreement (PI) dated as of even date herewith between Grace and the Trust (PI).
“Deferred Payment Agreement (ZAI)” has the meaning set forth in the introductory paragraph hereof.
“Deferred Payment Date (ZAI)” means, in respect of a Deferred Payment (ZAI), each corresponding date set forth in Section 2.
“Deferred Payment Documents” means this Deferred Payment Documents (ZAI), the Deferred Payment Documents (PD) (as defined in the Deferred Payment Agreement (PD)) and the Deferred Payment Documents (PI) (as defined in the Deferred Payment Agreement (PI)).
“Deferred Payment Documents (ZAI)” means this Deferred Payment Agreement (ZAI), the Parent Guarantee (ZAI) and the Share Issuance Agreement.
“Deferred Payment (PD)” has the meaning set forth in the Deferred Payment Agreement (PD).
“Deferred Payment (PI)” has the meaning set forth in the Deferred Payment Agreement (PI).
“Deferred Payment (ZAI)” means (i) a Contingent Deferred Payment (ZAI) or a Fixed Deferred Payment (ZAI) and (ii) all Contingent Deferred Payments (ZAI) and all Fixed Deferred Payments (ZAI), collectively.
“Demand for Issuance of the Section 524(g) Shares” has the meaning set forth in the Share Issuance Agreement.
“Designated Senior Indebtedness” means Senior Indebtedness issued, pursuant to a facility with an aggregate principal amount, commitments and/or other financial accommodations then outstanding and/or available (disregarding for purposes of this definition whether any conditions for draws thereunder have been satisfied), as of the relevant date of determination, of at least $25,000,000.
“Disposition Transaction” has the meaning set forth in Section 6(b).
“Disqualified Equity Interest” means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final Deferred Payment Date (ZAI).
“Dollars” and “$” means the legal currency of the United States of America.
“EBITDA” means, for any Entity for any period, such Entity’s and its Subsidiaries’ consolidated net income (determined in accordance with GAAP) for such period plus, without duplication, in respect of any such item of such Entity and/or any of its Subsidiaries (i) to the extent deducted in determining such consolidated net income, the sum, without duplication, of (a) interest expense, (b) provisions for any income or similar Taxes paid or accrued, (c) all amounts treated as expenses for depreciation and amortization of any kind, (d) cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents, (e) items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period, and (f) any non-cash charges minus (ii) to the extent included in determining such consolidated net income, the sum, without duplication, of (a) gross interest income received during such period and (b) items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period, all, in the cases of clauses (i) and (ii) above, as determined on a consolidated basis in accordance with GAAP.
“Effective Date Anniversary” has the meaning set forth in the definition of “Contingent Deferred Payment Date.”
“Equity Interest” means shares of capital stock or equity, equity securities or ownership interests in any Entity or any rights (including any (x) options, warrants or other rights to purchase or acquire any such stock, equity or interests (whether or not at the time exercisable), or (y) securities by their terms convertible into or exchangeable for any such stock, equity or interests (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities.
“Event of Default” has the meaning set forth in Section 8.
“Fair Market Value” means, with respect to each share of Common Stock:
(i)    If traded on the NYSE, NASDAQ or another stock exchange, the average sale price (as of the close of business of each relevant trading date) of the Common Stock on the NYSE, NASDAQ or such other exchange for the 30 trading days immediately prior to the date for which the value is to be determined (or if no sale took place on such trading date, the average of the closing bid and ask prices of the Common Stock on such trading date);
(ii)    If traded over-the-counter other than on NASDAQ, the average of the closing bid and ask prices (as of the close of business of each relevant trading date) of the Common Stock for the 30 trading days immediately prior to the date for which the value is to be determined; and
(iii)    If there is no public market for the Common Stock, the fair market value of the Common Stock as of the day immediately prior to the date for which the value is to be determined, as determined by a reputable investment bank or valuation firm selected jointly by Parent and the Trusts’ Representative (the “Independent Appraiser”). Parent and the Trusts’ Representative shall instruct the Independent Appraiser to render its decision within thirty days of its acceptance of its selection. The fees and expenses of the Independent Appraiser shall be borne by Parent.
“Fiscal Quarter” means, in respect of any Entity, a fiscal quarter of such Entity as determined by it.
“Fiscal Year” means, in respect of any Entity, a fiscal year of such Entity as determined by it.
“Fixed Deferred Payment Date (ZAI)” has the meaning set forth in Section 2(a).
“Fixed Deferred Payment (ZAI)” has the meaning set forth in Section 2(a).
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; provided, however, that as of such time, if any, when any Entity begins to provide financial information generally on the basis of IFRS, then any reference to GAAP with respect to such Entity shall be given effect as a reference to IFRS.
“Governing Documents” means, as to any Entity, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement and/or the organizational or governing documents of such Entity.
“Governmental Authority” means the government of the United States of America or any other country, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grace” has the meaning set forth in the introductory paragraph hereof.
“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board and in effect from time to time, consistently applied.
“Insolvent” means the financial condition of the Parent Guarantor, its Subsidiaries and Grace taken as a whole such that as of the date specified, the sum of their liabilities is greater than a fair valuation of all of their property and other assets.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Trusts’ Representative, the Trust (PI) and the Trust (PD).
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances and codes, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.
“NASDAQ” shall mean The NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor market thereto.
“NYSE” shall mean The New York Stock Exchange or any successor stock exchange thereto.
“NY UCC” means the Uniform Commercial Code, as enacted and in effect in the State of New York from time to time.
“Ordinary Dividends” means, in respect of any Entity, ordinary cash dividends declared and paid out of surplus and/or net profits (as determined in accordance with applicable law) in accordance with the dividend policy of such Entity as in effect from time to time; provided, however, that notwithstanding the foregoing, the excess, if any of (a) the aggregate amount of dividends declared and paid by such Entity in any Fiscal Year over (b) 50% of such Entity’s and its Subsidiaries’ consolidated net income (determined in accordance with GAAP) for the immediately preceding Fiscal Year shall not constitute “Ordinary Dividends” to the extent of such excess.
“Parent Guarantee (ZAI)” means the W. R. Grace & Co. Guarantee Agreement (Class 7(b) ZAI) dated as of even date herewith by the Parent Guarantor in favor of the Trust (ZAI).
“Parent Guarantor” means W. R. Grace & Co., a Delaware corporation, and any successor guarantor of the obligations of Grace (or a successor Entity) arising under this Deferred Payment Agreement (ZAI) pursuant to the terms and conditions of the Parent Guarantee (ZAI).
“Payment Blockage Notice” has the meaning set forth in Section 7(a)(ii).
“Payment Blockage Period” has the meaning set forth in Section 7(a)(ii).
“Permitted Holder” means, as of any date of determination, collectively, (a)(i) if the Trust (ZAI) has not, as of such date, assigned any of its rights or privileges under this Deferred Payment Agreement (ZAI) (other than granting a security interest in its rights and privileges under this Deferred Payment Agreement (ZAI)), the Trust (PI) and (ii) otherwise, the Administrative Agent and (b) the Collateral Agent.
“Permitted Payee” means, as of any date of determination, the Permitted Holder or any permitted assignee of all or any portion of the Deferred Payments (ZAI) and the rights and interests therein and thereto pursuant to the terms and conditions of Section 16.
“Permitted Payor” means any Entity (other than Grace but including the Parent Guarantor) acting on behalf of, or designated by Grace.
“Plan of Reorganization” means that certain First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Post-Transaction Certificate” means a certificate in the form of Exhibit D.
“Post-Transaction Pro Forma Cash Balance” means with respect to any Entity as of any date of determination, the aggregate amount of such Entity’s and its consolidated Subsidiaries’ cash and cash equivalents as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring on or prior to such date, notwithstanding that such Significant Transaction may not have actually been consummated as of such date), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
“Post-Transaction Pro Forma EBITDA” means, with respect to any Entity for any four-Fiscal Quarter period and any specified Disposition Transaction, such Entity’s Pro Forma EBITDA for such four-Fiscal Quarter period, computed assuming that such Disposition Transaction, and any other Significant Transaction the Transaction Date of which occurs on or prior to the Transaction Date of such Disposition Transaction and during the same Fiscal Quarter as the Transaction Date of such Disposition Transaction, were consummated on the same terms in effect on the respective Transaction Dates at the beginning of the four-Fiscal Quarter period most recently ended prior to the Transaction Date of such Disposition Transaction, and shall include adjustments which give effect to events that are (i) directly attributable to such Disposition Transaction and any such Significant Transactions, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable.
“Post-Transaction Pro Forma Senior Indebtedness” means with respect to any Entity as of any date of determination, the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) with a Transaction Date occurring on or prior to such date, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) may not have actually been consummated as of such date).
“Post-Transaction Pro Forma Valuation” means, with respect to any Entity as of any date of determination, the amount resulting from (a) the product of (i) such Entity’s Post-Transaction Pro Forma EBITDA for the four-Fiscal Quarter period most recently ended, multiplied by (ii) seven (7), minus (b) such Entity’s Post-Transaction Pro Forma Senior Indebtedness as of such date, plus (c) such Entity’s Post-Transaction Pro Forma Cash Balance as of such date.
“Prime Rate” means as of any date of determination, the per annum rate publicly announced on such date as the daily “U.S. prime rate” by The Wall Street Journal (National Edition) for transactions in Dollars. Any change in the Default Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate is publicly announced by The Wall Street Journal (National Edition).
“Proceeding” means, with respect to any Entity, any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, or other winding up of such Entity or all or substantially all of the properties of such Entity.
“Pro Forma Cash Balance” means with respect to any Entity as of the last day of any four-Fiscal Quarter period, the aggregate amount of such Entity’s and its consolidated Subsidiaries’ cash and cash equivalents as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction may not have actually been consummated during such four-Fiscal Quarter period), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
“Pro Forma EBITDA” means, with respect to any Entity for any four Fiscal-Quarter period, such Entity’s EBITDA for such four Fiscal-Quarter period, computed assuming that any Significant Transaction the Transaction Date of which occurred during the relevant four-Fiscal Quarter period was consummated, on the terms in effect on such Transaction Date, at the beginning of such four-Fiscal Quarter period most recently ended prior to the Transaction Date of such Significant Transaction, and shall include adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable.
“Pro Forma Senior Indebtedness” means with respect to any Entity as of the last day of any four-Fiscal Quarter period, the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) may not have actually been consummated during such four-Fiscal Quarter period).
“Pro Forma Valuation” means, with respect to any Entity as of the last day of any four-Fiscal Quarter period, the amount resulting from (a) the product of (i) such Entity’s Pro Forma EBITDA for such four-Fiscal Quarter period, multiplied by (ii) seven (7), minus (b) such Entity’s Pro Forma Senior Indebtedness as of such date, plus (c) such Entity’s Pro Forma Cash Balance as of such date.
“Quarterly EBITDA and Valuation Certificate” means a certificate in the form of Exhibit B.
“Regulation S-X” means Regulation S-X promulgated by the United States Securities and Exchange Commission as in effect on the date hereof.
“Related Party” means in respect of an Entity (the “Affected Entity”): (a) any senior key employee, officer or director of the Affected Entity or, in respect of an officer or director, any person holding a similar position in an Affected Entity that is not a corporation (any such person, an “Insider”); (b) any spouse, child, parent or sibling of an Insider; (c) another Entity which alone or together with other Entities under its Control directly or indirectly Controls or holds ten percent (10%) or more of the Equity Interests that (i) generally entitle the holders thereof to vote for the election of the board of directors or other governing body of the Affected Entity, or (ii) confer upon the holders thereof an interest in the capital or profits of the Affected Entity; (d) any Entity Controlled by the Affected Entity or by any Insider or in which the Affected Entity or any Insider Controls or holds ten percent (10%) or more of the stock or other Equity Interests which (i) generally entitle the holders thereof to vote for the election of the board of directors or other governing body of the Affected Entity or (ii) confer upon the holders thereof an interest in the capital or profits of such Affected Entity; or (e) any Controlled Affiliate of any Entity that is a Related Person by virtue of clause (d) of this definition; provided, however, that any direct or indirect 100% owned Subsidiary of Grace shall not constitute a “Related Party” for purposes of this Deferred Payment Agreement (ZAI).
“Section 524(g) Shares” has the meaning set forth in the Share Issuance Agreement.
“Senior Indebtedness” means any and all present and/or future, direct and/or indirect, indebtedness, liabilities and other obligations of Grace and/or the Parent Guarantor owed to any Entity (whether as senior or subordinated indebtedness, as a first lien, second lien, any other position or priority, and any mezzanine, subordinated or other indebtedness), including any principal, interest and premiums, fees, investment points, reimbursement obligations, issuance discounts and/or other costs, indemnities, liabilities and/or expenses thereon or in connection therewith (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Law), in each case, under or with respect to (i) any credit or loan facilities (whether provided by one or more banks, insurance companies, financial institutions, private equity or hedge funds, lenders, and/or other Entities) and/or (ii) any debt, bonds, debentures, notes, repurchase, discount, securitization, factoring and/or other similar facilities providing for indebtedness, including any and all obligations of any nature in respect of loans, credit agreements, indentures, and bonds, together with obligations in respect of hedging arrangements (whether in respect of interest rates, currencies, commodities, equities, indebtedness and/or otherwise), in each case, entered into with banks, insurance companies, financial institutions, private equity or hedge funds, lenders and/or other Entities who are engaged in the business of providing financing (but not customers of or suppliers to Grace and/or the Parent Guarantor to the extent constituting trade payables), notes, letters of credit, and synthetic letters of credit in connection therewith, and/or (iii) any reimbursement, payment, indemnities, fees, guarantees or other obligations in connection with any credit or loan facilities or indebtedness, liabilities and other obligations referenced in clauses (i) or (ii);
except in each case, for indebtedness of Grace and/or the Parent Guarantor (A) that by its express terms is not Senior Indebtedness for purposes of this Deferred Payment Agreement (ZAI) and the Parent Guarantee (ZAI) and is to be treated as pari passu or junior and subordinated with respect thereto in accordance with its terms, (B) for the avoidance of doubt, consisting of obligations to trade creditors and other trade payables in connection with the purchase of goods, materials or services, (C) owed to, or guaranteed by Grace or the Parent Guarantor on behalf of, any director, officer or senior key employee of (1) Grace, (2) the Parent Guarantor or (3) any Subsidiary or Affiliate of Grace or the Parent Guarantor, (D) represented by Disqualified Equity Interests, (E) owed to (1) Grace, (2) the Parent Guarantor or (3) any Subsidiary or Affiliate of Grace or the Parent Guarantor and (F) resulting from the Deferred Payment Documents (PD) or the Deferred Payment Documents (PI).
“Senior Non-Payment Default” has the meaning set forth in Section 7(a)(ii).
“Senior Payment Default” has the meaning set forth in Section 7(a)(i).
“Senior Remedies” means, if an event of default has occurred and is continuing under the terms of any agreement or document relating to Senior Indebtedness, any of the following by the holder (or any agent or trustee of the holder) of any Senior Indebtedness: (1) exercising or seeking to exercise any rights or remedies against Grace or the Parent Guarantor with respect to such event of default or (2) instituting any action or proceeding with respect to such rights or remedies (including any action of foreclosure, contest or protest) under any agreement or document relating to Senior Indebtedness, or under such event of default or otherwise or (3) attempting to do any of the foregoing.
“Significant Transaction” means (a) any Disposition Transaction or (b) any transaction of the type described in Section 210.11-01(a)(1) or Section 210.11-01(a)(2) of Regulation S-X (disregarding, for purposes of clause (b) of this definition, whether the Entity entering into such transaction is at the time obligated to file or furnish, or is otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended).
“Subsidiary” means, with respect to any Entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Entity in such Entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or Controlled directly or indirectly through one or more intermediaries, by such Entity.
“Taxes” means any and all present or future taxes, levies, imposts, fees, assessments, levies, duties, deductions, charges, liabilities or withholdings (including interest, fines, penalties or additions to tax) imposed by any Governmental Authority.
“Threshold Amount” means, as of any date of determination, the sum of (a) $2,000,000,000 minus (b) the aggregate amount of Deferred Payments (ZAI) made by Grace and any Permitted Payor under this Deferred Payment Agreement (ZAI) on or prior to such date plus (c) the aggregate amount of Deferred Payments (ZAI) received by the Permitted Holder or any Permitted Payee under this Deferred Payment Agreement (ZAI) from Grace or any relevant Permitted Payor that have subsequently been invalidated, declared to be fraudulent or preferential, set aside and/or required or agreed to be repaid or returned by the Permitted Holder or such Permitted Payee under this Deferred Payment Agreement (ZAI) as of such date under any Law or in respect of any Proceeding or other litigation to which Grace, the relevant Permitted Payor, the Permitted Holder or any Permitted Payee is subject plus, without duplication, (d) the aggregate amount of Deferred Payments (ZAI) received by the Permitted Holder or any Permitted Payee that the relevant Permitted Holder or such Permitted Payee has delivered to the holders of any Senior Indebtedness pursuant to Section 7(c) of this Deferred Payment Agreement (ZAI) as of such date.
“Total Assets” means, as of any date of determination, the value of the Trust (ZAI)’s total assets as reflected on the “Asset” column of its balance sheet and as determined in accordance with GAAP; provided, however, that such amount of total assets shall be increased (without duplication) on a dollar-for-dollar basis by an amount equal to the aggregate amount of any payments made in breach of the Plan of Reorganization and/or the ZAI Trust Distribution Procedures (as determined either by the Trust (ZAI) and Grace or through an independent alternative dispute resolution procedure in accordance with the Plan of Reorganization and/or the ZAI Trust Distribution Procedures, as applicable) prior to the date of determination.
“Transaction Date” means, with respect to any Significant Transaction, (a) the date, if any, on which final, definitive documentation providing for such Significant Transaction is executed; provided, however, that the “Transaction Date” shall no longer be deemed to have occurred with respect to any Significant Transaction if the final, definitive documentation providing for such Significant Transaction is terminated for any reason, or (b) if no such final, definitive documentation for such Significant Transaction is executed, the date on which such Significant Transaction is consummated.
“Transfer” has the meaning set forth in Section 6(b).
“Transferor” has the meaning set forth in Section 6(b).
“Trust (PD)” has the meaning set forth in the Deferred Payment Agreement (PD).
“Trust (PI)” means the WRG Asbestos Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan of Reorganization.
“Trusts” has the meaning set forth in the Share Issuance Agreement.
“Trust’s Certificate” means a certificate duly executed and delivered by an officer of the Trust (ZAI) to Grace and Parent Guarantor setting forth:
(i) the balance sheet of the Trust (ZAI) as of the relevant date and a certification that such balance sheet is true and correct in all material respects and fairly represents the assets and liabilities of the Trust (ZAI) as of such date as determined in accordance with GAAP consistently applied,
(ii) an itemized list, and the aggregate amount of, the Trust’s Expenses incurred during the most recently completed Contingent Payment Reference Period (or, in respect of the first Trust’s Certificate, the Trust’s Expenses incurred since (and including) the Effective Date),
(iii) the aggregate amount, if any, of any Aggregate Excess Expense Credit as of the end of such Contingent Payment Reference Period, and
(iv) a certification by the Trust (ZAI) that all the information set forth in the certificate is true and correct in all material respects.
“Trust’s Expenses (ZAI)” means any and all costs, fees, disbursements and expenses of any nature, whether administrative, accounting, operational, legal, financial, agency, advisory, on account of compensation, or otherwise, of the Trust (ZAI) incurred by or for the account of the Trust (ZAI) in connection with bona fide purposes of the Trust (ZAI) as such purposes existed as of the Effective Date; provided, however, that the following shall not constitute Trust’s Expenses (ZAI):
(A)     costs, fees, disbursement and expenses on account of Allowed Class 7(b) Claims,
(B)    costs, fees, disbursements and expenses that may be ordered by the U.S. Bankruptcy Court or U.S. District Court in connection with any US ZAI Class Action Common Fund fee petitions,
(C)     costs, fees, disbursements and expenses in respect of the “ZAI educational program” described in Section 5.3 of the ZAI Trust Distribution Procedures),
(D)     costs, fees, disbursements and expenses in respect of any vermiculite testing procedure set forth in Section 5.4.2 of the ZAI Trust Distribution Procedures, and
(E)     costs, fees, disbursements and expenses of the PD FCR (other than legal fees and related disbursements).
(F)     costs, fees, disbursements and expenses in respect of any extraordinary and unforeseen costs, fees, disbursements and expenses that (x) Grace shall agree from time to time shall not constitute Trust’s Expenses or (y) are determined to be extraordinary and unforeseen pursuant to a final decision obtained pursuant to the alternative dispute resolution procedures set forth in the ZAI Trust Distribution Procedures.
“Trusts’ Representative” has the meaning set forth in the Share Issuance Agreement.
“Trust (ZAI)” has the meaning set forth in the introductory paragraph hereof.
“Valuation” means, with respect to any Entity as of the last day of any four-Fiscal Quarter period, the amount resulting from (a) the product of (i) such Entity’s EBITDA for such four-Fiscal Quarter period, multiplied by (ii) seven (7), minus (b) the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date, plus (c) the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
(a)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed references to Sections of this Deferred Payment Agreement (ZAI) unless the context shall otherwise require.
(b)    Unless otherwise indicated, (i) the term “including” means “including without limitation,” except when used in the computation of time periods, and (ii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).
(c)    For purposes of the computation of time periods, whenever this Deferred Payment Agreement (ZAI) provides for an event to occur “within” a specified number of days of a preceding event, it shall mean that the latter event shall occur before the close of business on the last of the specified days, and the day on which the preceding event occurs shall not be included in the computation of days elapsed. The word “from” means “from and including”, “after” means “after and excluding”, and “to” and “until” mean “to and including”.
(d)    All terms defined in this Deferred Payment Agreement (ZAI) or any other Deferred Payment Documents (ZAI) in the singular form shall have comparable meanings when used in the plural form and vice versa.
2.    Payment of Deferred Payments (ZAI).
(a)    Subject to Sections 2(c), 3(c), (f) and (g) and Section 7, Grace shall make the following payments:
(i)    $30,000,000 (the “Fixed Deferred Payment (ZAI)”) on the third anniversary of the Effective Date (the “Fixed Deferred Payment Date (ZAI)”).
(ii)    Subject to Sections 2(c), 3(c), (f) and (g) and Section 7, if and only if, on any date after the fourth anniversary of the Effective Date (x) the Total Assets of the Trust (ZAI) are less than $10,000,000 and (y) the Trust (ZAI) shall deliver to Grace and Parent Guarantor a Trust’s Certificate, then Grace shall, no later than the Contingent Deferred Payment Date, pay the Contingent Deferred Payment (ZAI) to the Trust (ZAI); provided, however, that the payment obligation set forth in this Section 2(b) shall be subject to the following conditions: (A) no more than one Trust’s Certificate may be delivered by the Trust (ZAI) in any twelve-month period after the Effective Date (each such period, a “Contingent Payment Reference Period”), (B) no more than one Contingent Deferred Payment (ZAI) shall accrue and be payable during any Contingent Payment Reference Period, (C) no Contingent Deferred Payment (ZAI) shall be payable prior to the fifth Effective Date Anniversary, (D) no more than ten (10) Contingent Deferred Payments (ZAI) shall be payable in the aggregate and the total aggregate amount of all Contingent Deferred Payments (ZAI) shall in no event exceed $80 million and (E) no Contingent Deferred Payment (ZAI) shall be due and payable after the twenty-fifth (25th) Effective Date Anniversary.
(b)    In determining the amount of the Aggregate Excess Expense Credit and offsetting it against a Contingent Deferred Payment (ZAI), the terms and conditions set forth in Annex A hereto (“Credit to Grace for Administrative Expenses Exceeding a Presumptively Reasonable Expense Amount”) shall be given effect for purposes of interpreting, to the extent necessary or appropriate, the provisions of this Deferred Payment Agreement (ZAI) relevant to such determination and offset.
(c)    To the extent that the Trusts’ Representative exercises its rights on behalf of the Trust (ZAI) under the Share Issuance Agreement and the Section 524(g) Shares are issued and delivered to the Trust (ZAI) (or its permitted successors or assigns), the amount of the remaining Deferred Payments (ZAI) shall automatically be reduced, in the order directed by Grace, by the Fair Market Value of the portion of the Section 524(g) Shares allocated to the Trust (ZAI) pursuant to Section 4 of the Intercreditor Agreement (as such Section 4 of the Intercreditor Agreement, together with any defined terms used (directly or indirectly) in such Section 4 of the Intercreditor Agreement are in effect as of the date hereof, or as amended or modified from time to time with the consent (not to be unreasonably withheld) of Grace and the Parent Guarantor after the date hereof.
3.    Payments.
(a)    All payments to be made hereunder or in respect hereof shall be made in Dollars by wire transfer of immediately available funds to the Permitted Holder in accordance with wire transfer instructions provided by the Permitted Holder in writing from time to time. Upon request by the Permitted Holder, Grace shall provide, or cause to be provided, the Federal Reserve Bank wire reference numbers and other wire information related to any payments hereunder.
(b)    Subject to Sections 2(c), 3(e), 3(f) and 3(g), all payments hereunder or in respect hereof shall be made in full, without any reduction, set-off or counterclaim.
(c)    Whenever any payment to be made under this Deferred Payment Agreement (ZAI) (including a Deferred Payment (ZAI) on a Deferred Payment Date (ZAI)) shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
(d)    All payments made hereunder or in respect hereof (i) during the existence of an Event of Default shall be applied, first to pay any fees, costs and expenses payable by Grace pursuant to Section 16(h) and Section 19, second, to any unpaid interest accrued on the Deferred Payments (ZAI) and, third, to the Deferred Payments (ZAI) in direct order of maturity, and (ii) at any other time, as directed by the Permitted Payor.
(e)    If, after giving effect to (y) any Disposition Transaction or any assignment, delegation or transfer by Grace of its rights or obligations under this Deferred Payment Agreement (ZAI) or (z) any election to have a Permitted Payor make any payment on behalf of Grace pursuant to Section 4(a), Grace, any successor Entity to Grace or such Permitted Payor shall be required by applicable Law to withhold any Taxes from any payments of Deferred Payments (ZAI) or interest at the Default Rate hereunder, and if such requirement would not have been imposed by such applicable Law but for such Disposition Transaction, assignment or transfer, then (i) the sum payable on account of Deferred Payments (ZAI) or interest at the Default Rate shall be increased as necessary so that after making all withholdings required by applicable Law (including withholdings applicable to additional sums payable under this Section 3(e)) the Permitted Payee receives an amount equal to the sum it would have received on account of Deferred Payments (ZAI) or interest at the Default Rate had no such withholdings been made, (ii) Grace or such successor Entity, shall, or shall cause such Permitted Payor to, make such withholdings; and (iii) Grace or such successor Entity shall, or shall cause such Permitted Payor to, timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law. This Section 3(e) shall survive the termination of this Deferred Payment Agreement (ZAI) pursuant to Section 11.
(f)    If, after giving effect to any permitted assignment or Transfer by the Permitted Holder of its rights or obligations under this Deferred Payment Agreement (ZAI), Grace or a Permitted Payor shall be required by applicable Law to withhold any Taxes from any payments of Deferred Payments (ZAI) or interest at the Default Rate hereunder, and if such requirement would not have been imposed by such applicable Law but for such assignment or Transfer, then the obligation of Grace or the Permitted Payor to make the relevant payment of a Deferred Payment (ZAI) or interest at the Default Rate hereunder shall be discharged by making such payment net of such Taxes. This Section 3(f) shall survive the termination of this Deferred Payment Agreement (ZAI) pursuant to Section 11.
(g)    If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the date hereof, Grace or a Permitted Payor shall be required to withhold any Taxes from any payments of Deferred Payments (ZAI) or interest at the Default Rate hereunder, then the obligation of Grace or the Permitted Payor to make the relevant payment of a Deferred Payment (ZAI) or interest at the Default Rate hereunder shall be discharged by making such payment net of such Taxes. This Section 3(g) shall survive the termination of this Deferred Payment Agreement (ZAI) pursuant to Section 11.
4.    Permitted Payor; Prepayments.
(a)    The obligation of Grace to make all or any portion of any Deferred Payment (ZAI) may be satisfied by direct payment of such amounts by a Permitted Payor.
(b)    To the extent any Deferred Payment (ZAI) is timely paid by a Permitted Payor, and except as set forth in Section 4(d), the obligation of Grace in respect of the amounts paid shall be deemed satisfied in full, Grace shall have no further obligation in connection therewith and Grace shall not be considered in default in respect of such amounts so paid.
(c)    Any Permitted Payor and Grace may at any time and from time to time prepay any Deferred Payment (ZAI) in whole or in part without penalty, premium or discount. Any such prepayment(s) shall be applied to the Deferred Payments (ZAI) as directed by Grace.
(d)    To the extent that any Entity makes a payment to the Permitted Holder or any Permitted Payee on account of this Deferred Payment Agreement (ZAI) that (in whole or in part) is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required or agreed to be repaid or returned by the Permitted Holder or such Permitted Payee under any Law or in respect of any Proceeding or other litigation to which Grace, the relevant Permitted Payor, the Permitted Holder or any Permitted Payee is subject, then, to the extent of the amount of such payment, the portion of the obligations under this Deferred Payment Agreement (ZAI) which has been paid, reduced or satisfied by such amount shall be reinstated and continue to be in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
5.    Representations and Warranties. Grace hereby represents and warrants to the Trust (ZAI) that as of the Effective Date:
(a)    Grace is duly organized and validly existing under the laws of the State of Connecticut.
(b)    Grace has the corporate power and authority to execute and deliver each Deferred Payment Document (ZAI) to which it is a party. Each Deferred Payment Document (ZAI) to which Grace is a party has been duly authorized by all necessary corporate action of Grace and has been duly executed and delivered by Grace.
(c)    Each Deferred Payment Document (ZAI) to which Grace is a party is a legal, valid and binding obligation of Grace, enforceable against Grace in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by the discretion of the court in which enforcement is sought, and/or by general equitable principles (whether enforcement is sought by proceedings at law or in equity).
(d)    The execution, delivery and performance by Grace of each Deferred Payment Document (ZAI) to which it is party does not conflict with, result in a breach of any of the provisions of, or violate the Governing Documents of Grace.
6.    Covenants. Grace covenants and agrees that, from the Effective Date until the earlier of (A) this Deferred Payment Agreement (ZAI) terminates in accordance with Section 11 or (B) payment in full of the Deferred Payments (PI):
(a)    Affirmative Covenants. Grace shall:
(i)    Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business, except (A) as permitted by Section 16, and (B) where the failure to do so would not be reasonably likely to adversely affect Grace’s ability to make the Deferred Payments (ZAI) under this Deferred Payment Agreement (ZAI) or to perform its obligations under the Deferred Payment Documents (ZAI) to which it is a party.
(ii)    Notices of Event of Default, Senior Payment Default and Senior Non-Payment Default. Furnish to the Permitted Holder (x) within five (5) Business Days after an Authorized Officer of Grace shall first learn of an Event of Default, and (y) on or before the earlier of (A) the fifteenth (15th) day after an Authorized Officer of Grace shall first learn of a Senior Payment Default or Senior Non-Payment Default and (B) the first Business Day following the date on which a Payment Blockage Notice is delivered pursuant to Section 7(a)(ii), the written statement of an Authorized Officer of Grace setting forth the material details of such Event of Default, Senior Payment Default or Senior Non-Payment Default, as the case may be, and the actions that Grace proposes to take with respect thereto.
(iii)    Financial Statements. If (x) the financial statements of Grace are no longer consolidated with the financial statements of the Parent Guarantor and (y) Grace is not obligated to file or furnish, or is not otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, Grace shall furnish to the Permitted Holder:
(A)    Annual Financial Statements. As soon as available but in no event later than ninety (90) days after the last day of each of Grace’s Fiscal Years, its annual consolidated financial statements audited by a nationally recognized registered independent public accounting firm allowed to practice before the Securities and Exchange Commission or any successor Governmental Authority, consisting of a consolidated balance sheet of Grace and its consolidated Subsidiaries as of the end of such year and consolidated statements of income, cash flows and stockholders equity for such year (all in reasonable detail and with all notes and supporting schedules); and
(B)    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters in each Fiscal Year of Grace, its consolidated balance sheet as of the end of such Fiscal Quarter, and consolidated statements of income and cash flows of Grace and its consolidated Subsidiaries for such Fiscal Quarter, all in reasonable detail and certified by an Authorized Officer of Grace to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes).
(iv)    Officer’s Certificates. Grace shall furnish to the Permitted Holder:
(A)    If the financial results of Grace are no longer consolidated with the financial results of the Parent Guarantor, no later than ninety (90) days after the last day of each of Grace’s Fiscal Years and no later than forty-five (45) days after the end of each of the first three Fiscal Quarters in each Fiscal Year of Grace, a Quarterly EBITDA and Valuation Certificate executed by an Authorized Officer of Grace setting forth (I) if the Transaction Date of a Significant Transaction has occurred during the four-Fiscal Quarter period ending on the last day of such Fiscal Quarter or Fiscal Year, as the case may be, the Pro Forma EBITDA of Grace for such four-Fiscal Quarter period and the Pro Forma Valuation of Grace as of the last day of such four-Fiscal Quarter period or (II) if the Transaction Date of a Significant Transaction did not occur during the four-Fiscal Quarter period ending on the last day of such Fiscal Quarter or Fiscal Year, as the case may be, the EBITDA of Grace for such four-Fiscal Quarter period and the Valuation of Grace as of the last day of such four-Fiscal Quarter period; provided, however, that Grace shall not be required to furnish to the Permitted Holder a Quarterly EBITDA and Valuation Certificate under this subclause (A) if (x) Grace is filing or furnishing reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, and (y)(1) if the Transaction Date of a Significant Transaction has occurred during the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter or Fiscal Year, the Pro Forma EBITDA of Grace for such four-Fiscal Quarter period and the Pro Forma Valuation of Grace as of the last day of such four-Fiscal Quarter period are readily ascertainable from such reports or (2) if the Transaction Date of a Significant Transaction did not occur during the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter or Fiscal Year, the EBITDA of Grace for such four-Fiscal Quarter period and Valuation of Grace as of the last day of such four-Fiscal Quarter period is readily ascertainable from such reports;
(B)    no later than ninety (90) days after the last day of each of Grace’s Fiscal Years, a Compliance Certificate executed by an Authorized Officer of Grace for such Fiscal Year; and
(C)    no later than thirty (30) days after the consummation by a Transferor of a Disposition Transaction of the type described in clause (ii) or clause (iii) of Section 6(b), a Post-Transaction Certificate setting forth the Post-Transaction Pro Forma EBITDA of Grace with respect to such Disposition Transaction executed and delivered by an Authorized Officer of Grace.
(b)    Negative Covenant. Grace shall not, and shall cause each of its Subsidiaries and Controlled Affiliates (each, a “Transferor”) to not, sell, assign, transfer, license, lease or otherwise dispose of (each, a “Transfer”) any property and/or other assets and/or enter into any transaction or obligation, whether constituting or by way of merger, consolidation, sale of assets or other disposition, reorganization, recapitalization, dividend, other distribution, or otherwise, or any related series of the foregoing (any such Transfer other than Ordinary Dividends, Bona Fide Compensation Transactions and other Transfers in the ordinary course of business, a “Disposition Transaction”), if the Transferor (taken together with all of its direct and indirect wholly owned Subsidiaries) would (1) receive (directly or indirectly) less than a reasonably equivalent value in such Disposition Transaction, (2) become or be rendered Insolvent as a result of such Transfer and/or such Disposition Transaction, or (3) be engaged in business and/or transactions, and/or would be about to engage in business and/or transactions, for which the Transferor’s (taken together with all of its direct and indirect wholly owned Subsidiaries) remaining property and other assets would be unreasonably small capital; provided, however, that notwithstanding the foregoing, a Transferor:
(i)    That is a direct or indirect wholly-owned Subsidiary of Grace may make a Transfer to or engage in a Disposition Transaction exclusively with Grace or any other direct or indirect wholly-owned Subsidiary of Grace;
(ii)    may engage in a Disposition Transaction whereby such Transferor (A) pays or makes (directly or indirectly) dividends or distributions (whether in cash, securities or other property) with respect to any of its Capital Stock (including by way of a spin-off or spin-out of any of its assets), or (B) repurchases its Capital Stock, provided that, in the case of any Disposition Transaction under subclause (A) or (B) above, all of the following conditions are satisfied:
(1)    no Event of Default has occurred and is continuing at the time of, or would result from, such Disposition Transaction;
(2)    as of the Transaction Date of such Disposition Transaction, the Post-Transaction Pro Forma Valuation of (x) the Parent Guarantor or (y) Grace shall equal or exceed the Threshold Amount; and
(3)    if such Disposition Transaction exceeds $15,000,000 and is not publicly disclosed at least 10 days prior to the consummation of such Disposition Transaction, then Grace shall provide the Permitted Holder with at least 10 days’ prior to the consummation of such Disposition Transaction, a written notice describing in reasonable detail the material terms of such Disposition Transaction and setting forth the Post-Transaction Pro Forma Valuation of Grace as of the Transaction Date of such Disposition Transaction; and
(iii)    other than as set forth in Section 6(b)(ii) above, shall not enter into any Disposition Transaction with a Related Party to the Transferor in which the aggregate value of the assets or other property Transferred in such Disposition Transaction to such Related Party exceeds $15,000,000 if the Transferor (taken together with all of its direct and indirect wholly owned Subsidiaries) would (1) receive (directly or indirectly) less than a reasonably equivalent value in such Disposition Transaction, as determined by a reputable investment bank or valuation firm jointly selected by Grace and the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)), (2) become or be rendered Insolvent as a result of such Transfer and/or such Disposition Transaction or (3) be engaged in business and/or transactions, and/or would be about to engage in business and/or transactions, for which the Transferor’s (taken together with all of its direct and indirect wholly owned Subsidiaries) remaining property and other assets would be unreasonably small capital; provided, that if the aggregate value of the assets or other property Transferred to such Related Party in such Disposition Transaction exceeds $15,000,000 and the existence of such Disposition Transaction is not publicly disclosed at least 10 days prior to the consummation of such Disposition Transaction, then Grace shall provide the Permitted Holder with at least 10 days’ prior to the consummation of such Disposition Transaction, a written notice describing in reasonable detail the material terms of such Disposition Transaction and setting forth the Post-Transaction Pro Forma Valuation of Grace as of the Transaction Date of such Disposition Transaction;
provided further that if Grace is not the surviving or succeeding Entity as a result of any Disposition Transaction (but in the case of a sale of assets, only if such sale involves a sale of all or substantially all of the assets of Grace) otherwise permitted by the exceptions to this Section 6(b), such Disposition Transaction shall be permitted under this Section 6(b) only if Grace and the Parent Guarantor shall comply with the requirements of Section 16(g).
7.    Subordination Terms. Any and all obligations of Grace in respect of Deferred Payments (ZAI) and this Deferred Payment Agreement (ZAI) shall be subordinated and otherwise junior at all times in right of payment and in all other respects, in the manner and to the extent set forth herein, to any and all present and future obligations of Grace in respect of any Senior Indebtedness.
(a)    Blockage of Deferred Payments (ZAI).
(iv)    If any payment default occurs and is continuing beyond any applicable grace period pursuant to the terms and conditions of any Senior Indebtedness (a “Senior Payment Default”), then subject to Section 7(g), no payment or distribution of cash, securities or any other assets shall be made by Grace with respect to any Deferred Payments (ZAI) or pursuant to the Deferred Payment Documents (ZAI) for as long as such Senior Payment Default is continuing.
(v)    If any default other than a Senior Payment Default occurs pursuant to the terms and conditions of any Designated Senior Indebtedness that would allow the holders thereof to accelerate the maturity thereof (a “Senior Non-Payment Default”), then subject to Section 7(g), no payment or distribution of cash, securities or any other assets shall be made by Grace with respect to any Deferred Payments (ZAI) or pursuant to the Deferred Payment Documents (ZAI) during the period (the “Payment Blockage Period”) (x) beginning on the date that the Permitted Holder receives from the Entity entitled to give notice under any document evidencing such Designated Senior Indebtedness (or from Grace acting at the direction or request of such Entity) a written notice (a “Payment Blockage Notice”) that such a Senior Non-Payment Default has occurred and is continuing and (y) ending on the earliest to occur of (1) 180 days from the date the Permitted Holder shall have received the Payment Blockage Notice, (2) the date such Senior Non-Payment Default shall have been cured or waived or shall have ceased to exist and (3) the date such Payment Blockage Period shall have been terminated by written notice to the Permitted Holder from the Entity initiating such Payment Blockage Period.
(vi)    Notwithstanding the foregoing, (A) in no event will a Payment Blockage Period extend beyond 180 days from the date the Payment Blockage Notice in respect thereof was received by the Permitted Holder, (B) there shall be a period of at least 180 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect, and (C) no Senior Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice (whether or not such Senior Non-Payment Default is with respect to the same issue of Designated Senior Indebtedness) may be, or be made, the basis for a subsequent Payment Blockage Notice, unless such Senior Non-Payment Default has been cured or waived for a period of not less than 90 consecutive calendar days.
(vii)    The making of Deferred Payments (ZAI) or other payments pursuant to this Deferred Payment Agreement (ZAI) shall resume, and any Deferred Payments (ZAI) or other payments pursuant to this Deferred Payment Agreement (ZAI) not paid due to a suspension thereof pursuant to clause (i) or clause (ii) above shall be paid, together with accrued interest thereon at the Default Rate, when such suspension is no longer in effect (either due to cure or waiver of the relevant Senior Payment Default or the expiration or termination of the Payment Blockage Period pursuant to clause (i) or clause (ii) of this Section 7(a)) unless a subsequent Payment Blockage Notice has been delivered in accordance with clause (iii) of this Section 7(a) and is not prohibited from being delivered by clause (iii) of this Section 7(a).
(viii)    The failure of Grace to make any Deferred Payments (ZAI) or to pay any other amounts under this Deferred Payment Agreement (ZAI) by reason of the operation of this Section 7(a) shall not be construed as preventing the occurrence of an Event of Default or from characterizing any Deferred Payments (ZAI) as “past due” for purposes of Section 9(c).
(b)    Proceedings. Upon any payment made by Grace, or any distribution of cash, securities or other assets of any kind of Grace (other than securities issued in substitution for the obligation to make Deferred Payments (ZAI) that are subordinated to at least the extent described herein for Deferred Payments (ZAI), which Securities the Permitted Holder (or any Permitted Payee, if applicable) is specifically authorized to receive notwithstanding any other provision of this Section 7), to creditors in any Proceeding with respect to Grace or its properties, all obligations due on all Senior Indebtedness shall first be paid in full in cash before any payment or distribution is made on account of any Deferred Payments (ZAI) or otherwise pursuant to the Deferred Payment Documents (ZAI).
(c)    Improper Payments Held in Trust. Any payments or property received by the Permitted Holder or any Permitted Payee in breach of this Section 7 shall be held by the Permitted Holder or such Permitted Payee in trust and promptly delivered in the form received to the holder of Senior Indebtedness entitled to receive the same (any such payment or property delivered by the Permitted Holder or such Permitted Payee to any holder of Senior Indebtedness, a “Turnover Payment”). To the maximum extent permitted under applicable Law, Grace agrees that any Turnover Payment shall be treated as a payment by Grace on account of such Senior Indebtedness and shall not satisfy Grace’s obligation with respect to any amount due to the Permitted Holder or such Permitted Payee under this Deferred Payment Agreement (ZAI). If, notwithstanding the preceding sentence, it is determined (by a court of competent jurisdiction or otherwise) that a Turnover Payment is a payment by Grace on account of, and satisfies any obligation of Grace with respect to, any amount due to the Permitted Holder or any Permitted Payee under this Deferred Payment Agreement (ZAI), then, to the extent of the amount of such Turnover Payment, the portion of the obligation which has been determined to be paid and satisfied by such Turnover Payment shall be reinstated and shall continue to be in full force and effect as of the time immediately preceding the initial payment thereof by Grace to the Permitted Holder or such Permitted Payee. If, notwithstanding the preceding sentence, any portion of an obligation of Grace in respect of such Turnover Payment is not reinstated and continued to the extent of the amount of the relevant Turnover Payment, then the Permitted Holder or the applicable Permitted Payee shall, upon the payment in full in cash of all Senior Indebtedness owed to the holder thereof to whom the Permitted Holder or such Permitted Payee delivered such Turnover Payment, be subrogated to the rights of such holder to receive payments or distributions applicable to such Senior Indebtedness, and for the purpose of such subrogation such Turnover Payment shall not, as between Grace and the Permitted Holder or such Permitted Payee, be deemed to be payment by Grace to or on account of such Senior Indebtedness.
(d)    Remedies Blockage. Subject in any event to the other terms and conditions of this Section 7 (including Section 7(a) and Section 7(g)), and not in abrogation thereof, if an Event of Default has occurred and is continuing and any Senior Indebtedness is then outstanding, the Permitted Holder hereby agrees for itself and its assigns that it will not (1) exercise or seek to exercise any rights or remedies against Grace or the Parent Guarantor with respect to such Event of Default or (2) institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure, contest or protest) under any Deferred Payment Document (ZAI) or any agreement or document relating thereto, or under such Event of Default or otherwise or (3) attempt to do any of the foregoing (collectively, the “Remedies”), for a period commencing on the date that such Event of Default occurs and ending on the earliest to occur of (i) 180 days after the first date on which such Event of Default shall have occurred, (ii) the commencement of a Proceeding with respect to Grace, the Parent Guarantor or their respective properties, (iii) the date that the holder (or any agent or trustee of the holder) of any Senior Indebtedness commences exercising any Senior Remedies with respect to such Senior Indebtedness (including, without limitation, the acceleration of all or any portion of such Senior Indebtedness) and (iv) the payment in full in cash of all Senior Indebtedness.
(e)    Notwithstanding the foregoing, as applied to the Permitted Holder, the term “Remedies” shall not include, and the Permitted Holder shall not be impaired by this Section 7(d) from doing, any of the following: (A) exercising rights and remedies for specific performance or injunctive relief to compel Grace or the Parent Guarantor to comply with any non-payment obligations under the Deferred Payment Documents (ZAI) (including commencing any action contemplated by Section 16(h)), (B) instituting or maintaining any suit or action solely to prevent the running of any applicable statute of limitations, (C) accruing interest on the Deferred Payments (ZAI) at the Default Rate pursuant to Section 9(c) and (D) giving any notice (including notice of an Event of Default) to Grace under the Deferred Payment Documents (ZAI).
(f)    No Secured Obligation. Except for the Parent Guarantee and the share issuance obligation with respect to the Section 524(g) Shares as and to the extent contemplated in the Share Issuance Agreement, no credit support or security interest shall be granted by Grace, the Parent Guarantor or any of its Subsidiaries in connection with, or otherwise support or secure any obligation set forth in, the Deferred Payment Documents (ZAI). Notwithstanding the foregoing, the Permitted Holder may obtain to the extent permitted under applicable Law a judgment lien on the properties of Grace and/or the Parent Guarantor to secure the payment and performance of a judgment obtained by the Permitted Holder against Grace and/or the Parent Guarantor.
(g)    No Impairment of Right to Receive Section 524(g) Shares. Nothing in this Section 7 shall impair the rights of the Trust (ZAI) (or its permitted successor or assigns) acting through the Trusts’ Representative pursuant to the Intercreditor Agreement, to deliver to the Parent Guarantor a Demand for Issuance of the Section 524(g) Shares and to receive the Trust (ZAI)’s percentage of the Section 524(g) Shares pursuant to the Share Issuance Agreement.
(h)    Further Assurances. At the reasonable request of Grace or the Parent Guarantor, the Permitted Holder will, at the sole expense of Grace and the Parent Guarantor, execute such agreements, documents, certificates and/or other instruments confirming the existence and extent of the subordination terms detailed in this Section.
8.    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Deferred Payment Agreement (ZAI):
(a)    Neither Grace nor any Permitted Payor shall make (i) any Deferred Payment (ZAI) on any Deferred Payment Date (ZAI) and such failure shall continue for five (5) Business Days after the relevant Deferred Payment Date (ZAI) or (ii) any payment of interest at the Default Rate owing under this Deferred Payment Agreement (ZAI) within seven (7) Business Days after demand therefor by the Permitted Holder (or the Permitted Payee, if applicable) entitled thereto;
(b)    Grace or the Parent Guarantor (A) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts pursuant to any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Entity or for any substantial part of its property, (B) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or (C) shall make a general assignment for the benefit of creditors;
(c)    Any proceeding shall be instituted against Grace or the Parent Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Entity or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive days;
(d)    Grace shall breach any covenant set forth in Section 6(a)(i), or the Parent Guarantor shall breach any covenant set forth in Section 7(a)(i) of the Parent Guarantee (ZAI), and in any such case such breach shall continue for thirty (30) days after the earlier of (A) any Authorized Officer of Grace obtains knowledge of such failure and (B) the Permitted Holder’s written notice to Grace and the Parent Guarantor of such failure;
(e)    Grace shall breach any covenant set forth in Section 6(a)(iv)(A), or the Parent Guarantor shall breach any covenant set forth in Section 7(a)(iv)(A) of the Parent Guarantee (ZAI), and in any such case such breach shall continue for ten (10) days after the Permitted Holder’s written notice to Grace and the Parent Guarantor of such breach;
(f)    Grace shall breach any covenant set forth in Section 6(b) (other than any notice requirement set forth therein), or the Parent Guarantor shall breach any covenant set forth in Section 7(b) of the Parent Guarantee (ZAI) (other than any notice requirement set forth therein), and in any such case, as of the Transaction Date of the Disposition Transaction that resulted in such breach, the Post-Transaction Pro Forma Valuation of the Parent Guarantor shall not exceed the Threshold Amount and the Post-Transaction Pro Forma Valuation of Grace shall not exceed the Threshold Amount;
(g)    Grace or the Parent Guarantor shall assert in writing that any Deferred Payment Document (ZAI) or any material term thereof is not a legal, valid and binding obligation of Grace or the Parent Guarantor, as the case may be, enforceable in accordance with its terms in any material respect; or
(h)    A default occurs under the Deferred Payment Agreement (PI) or the Deferred Payment Agreement (PD) that causes any of the Deferred Payments due under either or both the Deferred Payment Agreement (PI) or the Deferred Payment Agreement (PD), respectively, to be accelerated and become due prior to its or their stated maturity.
9.    Remedies.
(a)    Subject to Section 7, the Permitted Holder shall have the right, power and authority to do all things deemed necessary or advisable to enforce the provisions of, and protect its rights under, this Deferred Payment Agreement (ZAI) and upon the occurrence and during the continuance of an Event of Default the Permitted Holder may institute or appear in such appropriate proceedings permitted and not prohibited under this Deferred Payment Agreement (ZAI) as the Permitted Holder shall deem most effectual to protect and enforce any of its rights hereunder, whether for the specific enforcement of any covenant or agreement in this Deferred Payment Agreement (ZAI) or to enforce any other proper remedy.
(b)    Subject to Section 7, without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Permitted Holder may declare the unpaid Deferred Payments (ZAI), together with all other amounts payable hereunder, to be immediately due and payable, whereupon such Deferred Payments (ZAI) and other amounts shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind (except that in the case of an Event of Default of the type described in subsection (b) or (c) under Section 8, such acceleration shall occur without any action of the Permitted Holder or any other Entity).
(c)    In addition, upon the occurrence and during the continuance of an Event of Default, all Deferred Payments (ZAI) that are past due shall accrue interest at the Default Rate, which, subject to the terms of Section 7, shall be payable to the Permitted Holder on demand until such Event of Default shall have been cured or waived, or all remaining Deferred Payments (ZAI) shall have been paid in full.
10.    Waiver. There shall be no implied waiver based upon any delay on the part of any party hereto in exercising any right or remedy such party may have pursuant to this Deferred Payment Agreement (ZAI).
11.    Termination. Upon the earlier of (A) all of the Deferred Payments (ZAI) and other amounts payable hereunder having been paid in full or (B) the termination of the WRG Asbestos PD Trust in accordance with the terms of its trust agreement, any and all obligations under this Deferred Payment Agreement (ZAI) shall be discharged and this Deferred Payment Agreement (ZAI) shall terminate without any further action by the parties thereto or any other Entity (except to the extent all or any portion of any Deferred Payment (ZAI) or such other amount is reinstated pursuant to Section 4(d) or to the extent any provision hereof expressly survives the termination of this Deferred Payment Agreement (ZAI)). Promptly upon such termination, the Permitted Holder shall execute and deliver to Grace, at Grace’s sole cost and expense, such documents as are reasonably requested by Grace to fully document the payment, termination and discharge of all obligations hereunder.
12.    Severability. Whenever possible, each provision of this Deferred Payment Agreement (ZAI) will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Deferred Payment Agreement (ZAI) by any party hereto is held to be invalid, void, voidable, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such event will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, or the obligations of any other party to this Deferred Payment Agreement (ZAI), and this Deferred Payment Agreement (ZAI) will be reformed, construed and enforced in such jurisdiction as if such invalid, void, voidable, illegal, unenforceable or rejected provision had never been contained herein. The parties hereto further agree to use commercially reasonable efforts to replace such invalid, void, voidable, illegal, unenforceable or rejected provision of this Deferred Payment Agreement (ZAI) with a an effective, valid and enforceable provision which will achieve, to the fullest extent possible, the economic, business and other purposes of the invalid, void, voidable, illegal, unenforceable or rejected provision.
13.    Complete Agreement. This Deferred Payment Agreement (ZAI), together with the Parent Guarantee (ZAI), the Share Issuance Agreement, the Plan of Reorganization and the Confirmation Order, embodies the complete agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, preempts and terminates all other prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent relating thereto.
14.    Counterparts. This Deferred Payment Agreement (ZAI) may be executed (including by facsimile or portable document format (.pdf)) in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.
15.    No Third Party Beneficiaries. Other than the Parent Guarantor, there are no third party beneficiaries of this Deferred Payment Agreement (ZAI) and nothing in this Deferred Payment Agreement (ZAI), express or implied, is intended to confer on any Entity other than the parties hereto and their respective successors, and assigns, any rights, remedies, obligations or liabilities.
16.    Assignment.
(a)    This Deferred Payment Agreement (ZAI) shall be binding upon Grace and its successors and permitted assigns and shall inure to the benefit of the Permitted Holder and its successors and permitted assigns.
(b)    Except as expressly permitted by Section 16(c) and Section 16(d) with respect to this Deferred Payment Agreement (ZAI), as expressly set forth in Section 16(b) of the Parent Guarantee (ZAI) with respect to the Parent Guarantor or as expressly set forth in Section 12(b) of the Share Issuance Agreement, in no event shall (i) any Deferred Payment Document (ZAI) or any rights, interests, duties, obligations or liabilities of the Permitted Holder under the Deferred Payment Documents (ZAI) (including this Deferred Payment Agreement (ZAI)), the Plan of Reorganization or the Confirmation Order be Transferred to, or assumed by, any Entity or (ii) the Permitted Holder grant a security interest in any right or interest it has or may have under any Deferred Payment Document (ZAI) (including this Deferred Payment Agreement (ZAI)), in each case, without the prior written consent of Grace and the Parent Guarantor.
(c)    Subject to compliance with sub-clauses (d)(1) and (d)(2) below, upon the occurrence and during the continuance of an Event of Default, the Permitted Holder shall have the right to Transfer, in whole or in part, or grant a security interest in, this Deferred Payment Agreement (ZAI) or all or any of its rights, interests, duties, liabilities or obligations under this Deferred Payment Agreement (ZAI) without the prior written consent of Grace or the Parent Guarantor. Any such Transfer or grant, if made in compliance with this Section 16(c), shall be effective notwithstanding any subsequent cure or waiver of any Event of Default.
(d)    Subject to compliance with sub-clauses (d)(1) through (d)(5) below, the Permitted Holder shall have the right, at any time and from time to time, to Transfer, in whole or in part, or grant a security interest in, this Deferred Payment Agreement (ZAI) or all or any of its rights, interests, duties, liabilities or obligations under this Deferred Payment Agreement (ZAI):
(1)The Trust (ZAI) shall provide notice of such Transfer to Grace and the Parent Guarantor in accordance with NY UCC § 9-406 or any successor provision.
(2)Unless expressly consented to in advance in writing by Grace and the Parent Guarantor, such Transfer or such grant of a security interest shall not adversely change the duty of, increase the burden, costs or risk imposed upon, or impair the chance of obtaining return performance of, either Grace or the Parent Guarantor under any of the Deferred Payment Documents (ZAI), as such terms are used, with respect to an assignment or other Transfer, in NY UCC § 2-210(2) or any successor provision, and any such Transfer or grant of a security interest shall not result in increased liabilities or costs for Grace and/or the Parent Guarantor (including on account of any Taxes).
(3)Unless expressly consented to in advance in writing by Grace and the Parent Guarantor, upon and following such Transfer or such grant of a security interest, no more than one Entity on behalf of the Trust (ZAI) and all Entities to whom Transfers have been made (the “Administrative Agent”) and one Entity on behalf of all recipients of grants of security interests (the “Collateral Agent”) shall have, or shall have the ability to bring, or be able to enforce, any claim, right or cause of action against Grace, the Parent Guarantor or any of their respective Affiliates (other than the Trust (ZAI)) under this Deferred Payment Agreement (ZAI) or any document or instrument effecting or evidencing such Transfer or grant of a security interest, regardless of whether any such claim, right, cause of action, or enforcement right arises out of a contract, statute, law, in equity, common law or otherwise.
(4)Any such Transfer or such grant of a security interest shall comply with all applicable Laws, including all applicable federal, state and foreign securities laws.
(5)No such Transfer and no such grant of a security interest shall relieve the Trust (ZAI) of any of its duties or obligations under this Deferred Payment Agreement (ZAI), the other Deferred Payment Documents (ZAI), the Plan of Reorganization, the Confirmation Order or any agreements entered into by the Trust (ZAI) pursuant to the Plan of Reorganization or the Confirmation Order.
(e)    Subject to Section 16(f), Grace may not Transfer its rights, interests, duties, liabilities or obligations under this Deferred Payment Agreement (ZAI) without the prior written consent of the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)), such consent not to be unreasonably withheld, conditioned or delayed.
(f)    Subject to Section 16(g), neither Section 16(e) nor anything else in this Deferred Payment Agreement (ZAI) or any other Deferred Payment Document (ZAI) shall prohibit or restrict the ability of Grace to undertake any Disposition Transaction; provided that, unless the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)) otherwise consents in writing, (i) such Disposition Transaction shall not violate Section 6(b), (ii) no Event of Default and, no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, exists at the time of, or would exist immediately following, the consummation of such Disposition Transaction; (iii) such Disposition Transaction does not conflict with, or result in a breach of, any of the provisions of, or constitute a default under, the Governing Documents of Grace or the surviving or succeeding Entity that results from such Disposition Transaction; and (iv) at least ten (10) days prior to consummation of such Disposition Transaction, Grace shall, subject to reasonable confidentiality arrangements between the Permitted Holder and Grace, deliver to the Permitted Holder written notice of its intention to consummate such Disposition Transaction.
(g)    If the surviving or succeeding Entity as a result of any such Disposition Transaction (but in the case of a sale of assets, only if such sale involves a sale of all or substantially all of the assets of Grace) as applicable, is not Grace, then prior to, or concurrently with, the consummation of any such Disposition Transaction, (i) the surviving or succeeding Entity shall by written instrument substantially in the form of Exhibit A signed by such Entity, Grace and, at its option, the Permitted Holder expressly assume the rights and obligations of Grace hereunder, whereupon such Entity shall be the successor of all rights and obligations of Grace hereunder, with the same effect as if it had been originally named herein (it being expressly acknowledged and agreed by Grace and the Permitted Holder that such written instrument shall, and shall expressly provide that it shall, be binding upon, and inure to the benefit of, the Permitted Holder, Grace and such surviving or succeeding Entity whether or not the Permitted Holder shall have executed such written instrument) and (ii) the Parent Guarantor shall confirm in writing to such Entity, Grace and the Permitted Holder that the Parent Guarantee (ZAI) shall remain in full force and effect after giving effect to such Disposition Transaction and the assumption by the surviving or succeeding Entity of all of the rights and obligations hereunder; provided, however, that Grace shall not be discharged from, and shall remain liable for, any and all of its duties, liabilities and obligations under this Deferred Payment Agreement (ZAI).
(h)    Grace shall be responsible for, and shall pay promptly upon demand all, documented and direct out-of-pocket costs and expenses incurred by the Permitted Holder (including legal fees and expenses of legal counsel) in connection with any Disposition Transactions proposed by Grace pursuant to Section 16(f) if the Permitted Holder challenges such Disposition Transaction in a judicial or other proceeding or otherwise as being in breach of the provisions of the Deferred Payment Documents (ZAI) and the Permitted Holder is successful in such challenge.
(i)    Any Transfer in breach of this Section 16 shall be null and void, and shall not Transfer any right, interest, duty, liability or obligation in or under this Deferred Payment Agreement (ZAI) to any other Entity.
17.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Deferred Payment Agreement (ZAI) and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(b)    With respect to claims, suits, actions, proceedings, and other disputes arising out of, in respect of or relating to this Deferred Payment Agreement (ZAI) (such claims, suits, actions, proceedings, and other disputes, the “Claims”) each of the parties to this Deferred Payment Agreement (ZAI) hereby irrevocably submits to the jurisdiction of the Bankruptcy Court for the District of Delaware or the United States District Court for the District of Delaware (the “Courts”), or, if both such Courts are not permitted under applicable Law to exercise jurisdiction with respect to the matter in question then to the jurisdiction of any other federal or state court in the state, county and city of New York, New York and each of the parties to this Deferred Payment Agreement (ZAI) agrees that any and all Claims may be brought, heard and determined in such courts.
(c)    Each of the parties to this Deferred Payment Agreement (ZAI) agrees that (i) venue shall be proper in the courts referenced in Section 17(b) and hereby waives any objection or defense which it may now or hereafter have to the laying of venue in such courts, including any of the foregoing based upon the doctrine of forum non conveniens; and (ii) all process which may be or be required to be served in respect of any such Claim (including any pleading, summons or other paper initiating any such Claim) may be served upon it, which service shall be sufficient for all purposes, in the manner for the provision of notice under this Deferred Payment Agreement (ZAI) and shall be deemed in every respect effective service of process upon such party when so given.
(d)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEFERRED PAYMENT AGREEMENT (ZAI) OR ANY OF THE DEFERRED PAYMENT DOCUMENTS (ZAI). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEFERRED PAYMENT AGREEMENT (ZAI) AND THE OTHER DEFERRED PAYMENT DOCUMENTS (ZAI), AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PROVISION.
18.    Notices. All notices required or permitted under this Deferred Payment Agreement (ZAI) must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by the United States Postal Service, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) with respect to parties located other than within the United States, if deposited with the United States Postal Service (whether actually received or not), at the close of business on the seventh Business Day after the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance with this Section 18):

If to Grace: W. R. Grace & Co.-Conn. 7500 Grace Drive Columbia, MD 21044 Attn: Corporate Secretary Facsimile: (410) 531-4545	With copies, which shall not constitute notice, to:	Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attn: Adam C. Paul Facsimile: (312) 862-2200
If to the Parent Guarantor: W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 Attn: Corporate Secretary Facsimile: (410) 531-4545	With copies, which shall not constitute notice, to:	Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attn: Adam C. Paul Facsimile: (312) 862-2200
If to the Permitted Holder:
Edward B. Cottingham, Jr., Class 7B Trustee
The Cottingham Law Firm
317 Wingo Way, Suite 303
P.O. Box 810
Mt. Pleasant, SC 29465
Telephone: (843) 849-1384

If to the PD FCR:
Hon. Alexander M. Sanders, Jr.
19 Water Street
Charleston, South Carolina 29401
Telephone: (843) 953-5755
Facsimile: (843) 953-7570
With copies, which shall not constitute notice, to: With copies, which shall not constitute notice, to:

M. Dawes Cooke
Barnwell Whaley Patterson & Helms LLC
P.O. Drawer H
Charleston, SC 29402
Telephone: (843) 577-7700
Facsimile: (843) 577-7708

Alan B. Rich
Attorney and Counselor
1201 Elm Street, Suite 4244
Dallas, Texas 75270
Telephone: (214) 744-5100
Facsimile: (214) 744-5101

19.    Costs and Expenses. Grace agrees to reimburse the Permitted Holder promptly upon demand for all, documented and direct out-of-pocket costs and expenses, including all attorney’s fees and expenses of legal counsel, which may be incurred by the Permitted Holder in enforcing this Deferred Payment Agreement (ZAI) or the Parent Guarantee (ZAI) or protecting the rights of the Permitted Holder hereunder or thereunder, but only to the extent that the Permitted Holder succeeds in enforcing this Deferred Payment Agreement (ZAI) or the Parent Guarantee (ZAI) or protecting the rights of the Permitted Holder hereunder or thereunder.
20.    Amendments and Waivers. No provision of this Deferred Payment Agreement (ZAI) may be waived, amended, supplemented or modified except by a written instrument executed by the Parent Guarantor, Grace and the Permitted Holder.
21.    Further Assurances. At the reasonable request of the Permitted Holder, Grace will, at the sole expense of the Permitted Holder, execute such agreements, documents, certificates and/or other instruments confirming the existence of this Agreement, the obligations of Grace hereunder and the rights of the Permitted Holder hereunder.
22.    Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of, or any failure to perform, any specific provision of this Deferred Payment Agreement (ZAI), the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that, subject to Section 7, the parties hereto (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of any specific provision of this Deferred Payment Agreement (ZAI) or to obtain injunctive relief to prevent breaches of any specific provision of this Deferred Payment Agreement (ZAI) exclusively in the Courts, (b) shall waive, in any action for specific performance or injunctive relief, the defense of the adequacy of a remedy at law, and (c) shall waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance or injunctive relief. For the avoidance of doubt, the parties agree that the Permitted Holder shall be entitled to enforce specifically the terms and provisions of this Deferred Payment Agreement (ZAI) to prevent breaches of or enforce compliance with those covenants of Grace set forth in Section 6. Any party’s pursuit of specific performance or injunctive relief at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party.
23.    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.
(a)
IN WITNESS WHEREOF, the parties hereto have executed this Deferred Payment Agreement (ZAI) as of the date first written above.
GRACE:                    W. R. GRACE & CO.-CONN.

By:	/s/HUDSON LA FORCE, III
Name: Hudson La Force, III
                         Title: Vice President and Chief Financial Officer
TRUST (ZAI):                    WRG ASBESTOS PD TRUST

                            By: /s/EDWARD B. COTTINGHAM, JR.
                             Name: Edward B. Cottingham, Jr.
                             Title: Trustee

Solely for purposes of Section 20:
PARENT GUARANTOR:         W. R. GRACE & CO.

By:	/s/HUDSON LA FORCE, III
Name: Hudson La Force, III
                         Title: Vice President and Chief Financial Officer

EXHIBIT A
FORM OF
ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT
This Assumption Agreement (the “Assumption Agreement”) is made and entered into as of [•], by and between [W. R. Grace & Co.-Conn., a Connecticut corporation] // [W. R. Grace & Co., a Delaware corporation] (“Grace”), and [•], a [•] (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the [Purchase Agreement].
BACKGROUND
WHEREAS, Grace, the Buyer and [•] are party to that certain [•] (the “[Purchase Agreement]”), pursuant to which Grace has agreed to [•];
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”); and
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” requiring the delivery of this Assumption Agreement under the Contracts.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
[Grace hereby assigns and transfers to the Buyer all of Grace’s right, title and interest in the Contracts, free and clear of all [Liens except for Permitted Liens)]. The Buyer hereby accepts the assignment herein and assumes from Grace and agrees to be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts.] // [The Buyer hereby acknowledges and agrees that the Contracts remain in full force and effect and that Grace will continue to be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts.] // [The Buyer hereby acknowledges and agrees that the [corporation] surviving the [Merger] is subject to and bound by the Contracts, that the Contracts are and will remain in full force and effect and that the [corporation] surviving the [Merger] shall hold all right, title and interest in the Contracts. The Buyer hereby agrees that the [corporation] surviving the [Merger] shall be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts; provided, however, that Grace shall not be discharged from, and shall remain liable for, any and all of its duties, liabilities and obligations under the Contracts.]
Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, promptly after the reasonable request of the other party hereto, such further instruments and to take such other action as such other party may reasonably request to more effectively consummate the transactions contemplated by this Assumption Agreement.
In the event of a conflict between the terms and conditions of this Assumption Agreement and the terms and conditions of the [Purchase Agreement], the terms and conditions of this Assumption Agreement shall govern, supersede and prevail.
All questions concerning the construction, validity and interpretation of this Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
This Assumption Agreement may be executed in one or more counterparts (including by means of telecopied signature pages or signature pages delivery by electronic transmission in portable document format (.pdf)), all of which taken together shall constitute one and the same instrument. This Assumption Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (.pdf), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
This Assumption Agreement shall be binding on the parties hereto and shall inure to the benefit of the Permitted Holder (as defined in the [Contracts]) regardless of whether such Permitted Holder executes this Assumption Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assumption Agreement as of the date first above written.

ASSIGNEE: [•] By: [•]	SELLER: [W. R. GRACE & CO.-CONN.] By: [•]
[W. R. GRACE & CO.] By: [•]
[Acknowledged and Agreed:
WRG ASBESTOS PD TRUST By: [•]]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

3.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

4.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

5.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

6.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

7.	Share Issuance Agreement, dated as of [], by and between W. R. Grace & Co., WRG Asbestos PD Trust, and the WRG Asbestos PI Trust.

EXHIBIT B
FORM OF
QUARTERLY EBITDA AND VALUATION CERTIFICATE

QUARTERLY EBITDA AND VALUATION CERTIFICATE
This Quarterly EBITDA and Valuation Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation] // [W. R. Grace & Co.-Conn., a Connecticut corporation] (“Grace”), to [•], a [•] (the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section [7(a)(iv)(A)] // [6(a)(iv)(A)] of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
A Significant Transaction [has] // [has not] occurred during the four-Fiscal Quarter period ending on [•] (the “Measurement Period”).
The [Pro Forma] EBITDA of Grace for the Measurement Period was [•] and the [Pro Forma] Valuation of Grace as of [•] was [•]. Attached hereto are worksheets showing the calculation of the foregoing amounts.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: [W. R. GRACE & CO.] By: [•]
[W. R. GRACE & CO.-CONN.] By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

4.
[Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

5.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

6.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.]

Worksheet 1 -- EBITDA

All amounts are for the period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
Plus any non-cash charges
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period
[describe]
Total EBITDA

Worksheet 2 – Pro Forma EBITDA
All amounts are for the four Fiscal-Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Pro Forma EBITDA

Worksheet 3 -- Valuation
All amounts are as of the last day of the relevant four-Fiscal Quarter Period period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Total EBITDA (determined based on worksheet 1) multiplied by 7
	Minus the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date	[describe any exceptions from inclusion in Senior Indebtedness based on the definition thereof and the related excepted amounts]

Plus the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
[describe any such material restrictions and the related excluded amounts]
Total Valuation

Worksheet 4 – Pro Forma Valuation
All amounts are as of the last day of the relevant four-Fiscal Quarter Period period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Total Pro Forma EBITDA (determined based on worksheet 2) multiplied by 7

Minus the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) may not have actually been consummated during such four-Fiscal Quarter period)

[describe any exceptions from inclusion in Senior Indebtedness based on the definition thereof and the related excepted amounts]

[indicate the amount of Senior Indebtedness included as a result of the Significant Transaction]

Plus the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction may not have actually been consummated during such four-Fiscal Quarter period), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries
[describe any such material restrictions and the related excluded amounts] [indicate any amounts included as a result of the Significant Transaction]
Total Pro Forma Valuation

EXHIBIT C
FORM OF
COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation (“Grace”), to [•], a [•] (the “Permitted Holder”).
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section 7(a)(iv)(B) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
Grace has complied with the covenants set forth in Section 7 of each Contract.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO. By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace”), to [•], a [•](the “Permitted Holder”).
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section 6(a)(iv)(B) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
Grace has complied with the covenants set forth in Section 6 of each Contract.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO.-CONN. By: [•]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

3.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

EXHIBIT D
FORM OF
POST-TRANSACTION CERTIFICATE

POST-TRANSACTION CERTIFICATE
This Post-Transaction Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation (“Grace”), to [•], a [•] (the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, Grace and [•] are party to that certain [•] (the “[Purchase Agreement]”);
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” under the Contracts;
WHEREAS, Section 7(a)(iv)(C) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
As of the date of the consummation of the transactions contemplated by the Purchase Agreement, the Post-Transaction Pro Forma EBITDA of Grace was [•]. Attached hereto is a worksheet showing the calculation of such Post-Transaction Pro Forma EBITDA.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO. By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

Worksheet 1 – Post-Transaction Pro Forma EBITDA
All amounts are for the four Fiscal Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Post-Transaction Pro Forma EBITDA

POST-TRANSACTION CERTIFICATE
This Post-Transaction Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace”), to [•], a [•](the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, Grace and [•] are party to that certain [•] (the “[Purchase Agreement]”);
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” under the Contracts;
WHEREAS, Section 6(a)(iv)(C) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
As of the date of the consummation of the transactions contemplated by the Purchase Agreement, the Post-Transaction Pro Forma EBITDA of Grace was [•]. Attached hereto is a worksheet showing the calculation of such Post-Transaction Pro Forma EBITDA.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO.-CONN. By: [•]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

3.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

Worksheet 1 – Post-Transaction Pro Forma EBITDA
All amounts are for the four Fiscal Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Post-Transaction Pro Forma EBITDA

ANNEX A
CREDIT TO GRACE FOR ADMINISTRATIVE EXPENSES EXCEEDING A PRESUMPTIVELY REASONABLE EXPENSE AMOUNT

Beginning after the first year anniversary of the effective date (i.e. the second year of Trust operation), there shall be established a Presumptively Reasonable Expense Amount (“PREA”) for each year’s operations thereafter with respect to ZAI. The PREA for each of these years is as follows: Year 2 - $1.5 million, Year 3 - $1.25 million, Year 4 and each succeeding year thereafter - $1 million. Beginning with the fifth anniversary of the effective date, the $1 million PREA shall be adjusted annually for inflation. There is no PREA for the first year of Trust operations and first year expenses will not be included in any calculations concerning the PREA or any credit to Grace. The PREA shall be used for the purpose of determining whether Grace will receive a credit on its Contingent Deferred Payments (ZAI), and for no other purpose. The potential credit to Grace shall be calculated as follows: On the anniversary of an effective date when a Contingent Deferred Payment (ZAI) of $8 million would otherwise be due, the parties shall add up the administrative expenses for the years since the last Contingent Deferred Payment (ZAI), if any, and preceding the current anniversary date, and subtract from those total expenses the cumulative PREAs for the same years. If the result of that subtraction is a positive number, i.e. if the total expenses for the period preceding the anniversary date on which a Contingent Deferred Payment (ZAI) is due exceed the cumulative PREAs for the same period, then and only then Grace will receive a dollar for dollar credit on its $8 million payment for the amounts by which the total expenses exceed the total PREAs. Once Grace has received such a credit, the amount by which the cumulative expenses exceeded the cumulative PREAs shall be disregarded in any future credit calculations and be of no effect. However, if the cumulative expenses for the years preceding an anniversary date on which a Contingent Deferred Payment (ZAI) is due are below the cumulative PREAs for the same corresponding years, the ZAI Trust Assets will receive an expense credit in the amount that the cumulative PREAs for the years preceding the anniversary date exceed the cumulative ZAI expenses. That credit will be carried forward for the ZAI Trust Assets’ benefit for the purposes of determining any subsequent credit that Grace may receive on any subsequent Contingent Deferred Payment (ZAI).
The administrative expenses that will be included in calculating whether the ZAI Trustee has exceeded the PREA limit for any year do not include: (1) any payments to ZAI Claimants; (2) any common fund counsel fees that may be awarded by the Court for the creation of the common fund per the ZAI Term Sheet and Class Settlement Agreement; (3) the costs of the ZAI educational program (ZAI TDP Section 5.3); (4) the costs of any vermiculite testing procedure set up under Section 5.4.2 of the ZAI TDP; and (5) the costs of the PD FCR (other than expenses incurred in connection with legal fees).
Should the ZAI Trustee, in consultation with the ZTAC, determine that an extraordinary circumstance exists that justifies having an expense or expense amount not be included in calculation of the PREA, the Trustee shall consult with Grace in an attempt to receive Grace’s agreement. If the parties are unable to agree on whether the expense should or should not be considered as part of the PREA, the parties will utilize the alternate dispute resolution procedures set forth in the ZAI TDP.